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			EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



																					 For the three months ended June 30,
																	 1995                  1994



Primary net income per common share:

     Weighted average common shares outstanding                          3,524,113           3,494,069
     Net effect of dilutive common equivalent shares based on the
       treasury stock method using average market price                    171,232              17,086
															       -----------           ---------
	  Total                                                                 3,695,345           3,511,155


     Net income                                                            $13,531             $21,638
     Preferred dividend requirements                                                              (759)
															       -----------           ---------
     Net income available to common shareholders                           $13,531             $20,879

															       -----------           ---------

	       Primary net income per common share                                $0.00               $0.01

															       -----------           ---------

Fully diluted net income per common share:

     Weighted average common shares outstanding                          3,524,113           3,494,069
     Net effect of dilutive common equivalent shares based on the treasury stock method using period-end market price, if
       higher than average market price                                    171,232              17,086
     Assumed conversion of convertible preferred Series C stock                                 18,918
															       -----------           ---------
	  Total                                                                 3,695,345           3,530,073

     Net income                                                            $13,531             $21,638

															       -----------           ---------

	       Fully diluted net income per common share (a)                      $0.00               $0.01


(a)  Improvements of earnings per common share computed on the fully diluted basis have not been taken into account
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